Exhibit 10.32

SIXTH AMENDMENT TO CREDIT AGREEMENT and

RATIFICATION, REAFFIRMATION AND ASSUMPTION

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT AND RATIFICATION, REAFFIRMATION AND ASSUMPTION (this "Amendment") is dated as of April 5, 2018, by and among (A) FRED'S, INC., a Tennessee corporation ("Parent"); (B) the Subsidiaries of Parent identified on the signature pages hereto as Borrowers (each of such Subsidiaries, together with Parent, jointly and severally, "Borrowers" and, each, a "Borrower"); (C) the Subsidiaries of Parent identified as Guarantors on the signature pages hereto (each of such Subsidiaries, jointly and severally, "Guarantors" and, each, a "Guarantor"; it being understood that, as of the date hereof, there are no Guarantors); (D) the Lenders party to the Credit Agreement defined below; (E) the Co-Collateral Agents party to the Credit Agreement; and (F) REGIONS BANK, an Alabama bank, in its capacity as administrative agent for Lenders, LC Issuer and other Secured Parties (as defined in the Credit Agreement) (in such capacity, "Administrative Agent" or "Agent").

W I T N E S S E T H :

WHEREAS, Borrowers, Guarantors, Lenders, Swingline Lender, LC Issuer, Co-Collateral Agents and Administrative Agent are parties to that certain Credit Agreement dated as of April 9, 2015, as amended by that certain First Amendment to Credit Agreement dated as of October 23, 2015, that certain Second Amendment to Credit Agreement dated as of December 28, 2016, that certain Third Amendment to Credit Agreement dated as of January 27, 2017, that certain Fourth Amendment to Credit Agreement, First Amendment to Amended and Restated Addendum to Credit Agreement, and First Amendment to Security Agreement dated as of July 31, 2017, and that certain Fifth Amendment to Credit Agreement dated as of August 22, 2017 (as so amended, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Borrowers have advised Administrative Agent, Co-Collateral Agents and Lenders that, effective as of the date hereof, Fred's Stores of Tennessee, Inc., a Tennessee corporation (the "Predecessor Borrower"), intends to consummate a migratory merger to Delaware, as described on Annex I hereto, which is hereby incorporated by reference into this Amendment and made an integral part hereof (the "Migratory Merger");

WHEREAS, Borrowers have advised Administrative Agent, Co-Collateral Agents and Lenders that the Migratory Merger is permitted pursuant to Sections 5.2 and 7.3 of the Credit Agreement, so long as, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

WHEREAS, Borrowers have further requested that Administrative Agent, Co-Collateral Agents and Lenders amend certain other provisions of the Credit Agreement as set forth herein; and

WHEREAS, Administrative Agent, Co-Collateral Agents and Lenders have agreed to such amendments, subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrowers, Administrative Agent, Co-Collateral Agents and Lenders hereby covenant and agree as follows:

SECTION 1.Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2.Ratification, Reaffirmation and Assumption.  Each Borrower (including the Surviving Borrower (as defined in Annex I hereto)) hereby:

(a)acknowledges, stipulates, and agrees that:

(i)the Migratory Merger has been consummated effective as of the date hereof in accordance with Applicable Law, and Borrowers have complied with all of the requirements of Sections 5.2 and 7.3 of the Credit Agreement with respect thereto;

(ii)upon the effectiveness of the Migratory Merger, (x) the Surviving Borrower, without further act, deed or other transfer, shall have assumed and succeeded to all debts, liabilities, obligations and duties of the Predecessor Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, the Obligations, and all such debts, liabilities, obligations and duties of the Predecessor Borrower shall thereafter be deemed to be held by the Surviving Borrower without further act, deed or other transfer, and (y) all of the rights of Administrative Agent, Lenders and the other Secured Parties as creditors of the Predecessor Borrower shall be preserved unimpaired, and shall continue as rights of each such Person as creditors of the Surviving Borrower, to the same extent and may be enforced against it to the same extent as if all of such Obligations had been incurred or contracted by it, and all Liens upon the Collateral of the Predecessor Borrower granted to Administrative Agent, for the benefit of Secured Parties, shall be preserved unimpaired and shall continue as Liens granted upon such Collateral by the Surviving Borrower and may be enforced against it to the same extent as if all of such Liens had been granted by it, and all Obligations of the Predecessor Borrower shall thenceforth remain with the Surviving Borrower and may be enforced against it to the same extent as if all of such Obligations had been incurred or contracted by it;

(iii)the Credit Agreement and the other Loan Documents executed by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

(iv)neither the Credit Agreement nor any of the other Loan Documents executed by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) shall be impaired in any way by the Migratory Merger, and Administrative Agent's Liens in all of the Collateral, for the benefit of Secured Parties, shall continue uninterrupted notwithstanding the consummation of the Migratory Merger;

(v)all of the Obligations are absolutely due and owing by Borrowers (including the Surviving Borrower) to Administrative Agent and the other Secured Parties as of the date hereof without any right of offset, defense, deduction, counterclaim, claim, or objection in favor of any Borrower (and, to the extent any Borrower has any right of offset, defense, deduction, counterclaim, claim or objection on the date hereof, the same is hereby waived by such Borrower);

(vi)as of the date hereof, and immediately after giving effect to the Migratory Merger, no Default or Event of Default has occurred and is continuing;

(vii)in the case of the Surviving Borrower, all representations, warranties, terms, covenants, conditions, agreements, waivers and consents set forth in the Credit Agreement and the other Loan Documents executed by the Predecessor Borrower shall apply to the Surviving Borrower with the same force and effect as if such Loan Documents had been originally executed in the name of the Surviving Borrower; and

(viii)each reference in the Loan Documents to the Predecessor Borrower shall hereafter be deemed to be a reference to the Surviving Borrower as successor in interest thereto after giving effect to the Migratory Merger;

(b)(i) restates, ratifies and reaffirms the Obligations, the Credit Agreement and the other Loan Documents executed by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower), and each and every term, covenant, and condition of such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof; (ii) restates and renews each and every representation and warranty heretofore made by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof, after giving effect to the Migratory Merger, and with specific reference to this Amendment and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date); and (iii) ratifies and reaffirms the grant by such Borrower (including, in the case of the Surviving Borrower, as successor to the Predecessor Borrower) of, and hereby renews and continues, a continuing security interest in and to, and Lien upon, all right, title, and interest in all of the Collateral in favor of Administrative Agent, for the benefit of Secured Parties, and acknowledges and stipulates that such security interests and Liens are duly perfected, first priority security interests and Liens, subject to Liens permitted by Section 7.2 of the Credit Agreement, and that all of the Obligations continue to be secured, without interruption, by such security interests and Liens; and

(c)represents and warrants that (i) the consummation of the Migratory Merger has not required Governmental Approvals, or any other consent or approval of, registration or filing with, or any action by, any Governmental Authority or any other Person, except those as have been obtained or made and are in full force and effect and except those with respect to Governmental Approvals or leases that are not individually or in the aggregate material to the business or operations of Parent and its Subsidiaries; (ii) the execution, delivery and performance by such Borrower of this Amendment and the consummation of the transactions contemplated hereby (w) are within such Borrower's organizational powers and have been duly authorized by all necessary organizational action, (x) to such Borrower's knowledge, do not require Governmental Approvals, or any other consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (y) will not violate any Organizational Document of such Borrower or any of its Subsidiaries, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Borrower or any of its Subsidiaries or any of such Person's Property or to which such Borrower or any of its Subsidiaries or any of such Person's Property is subject, or any judgment, order or ruling of any Governmental Authority, and (z) will not violate or result in a default under any Material Contract of such Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Subsidiaries; and (iii) this Amendment has been duly executed and delivered by such Borrower and constitutes the valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

SECTION 3.Amendments to Credit Agreement.

(a)Addition of New Definitions.  Section 1.1 of the Credit Agreement is hereby amended by adding each of the following new definitions in appropriate alphabetical order:

"Benefit Plan" shall mean any of (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a "plan" to which Section 4975 of the Code applies or (c) any Person whose underlying assets include "plan assets" of any such "employee benefit plan" or "plan" within the meaning of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA.

"Cardinal Obligations" shall mean, collectively, (i) trade payables owing to Cardinal under the Cardinal Supply Agreement from time to time in the Ordinary Course of Business that are not more than 33.5 DSO payment terms (Weekly statement (M-F), due 31 days from the Friday of the applicable week) and are paid not more than 31 days from the Friday of the week such trade payables were properly invoiced in the normal course of business, (ii) trade payables owing to Cardinal under the Cardinal Supply Agreement with respect to Inventory delivered on or about the Sixth Amendment Effective Date that are paid within 90 days from the invoice date in an aggregate principal amount at any time outstanding not to exceed $20,000,000, and (iii) any other trade payables owing to Cardinal under the Cardinal Supply Agreement from time to time that are being disputed in good faith and by appropriate measures or that are otherwise acceptable to Administrative Agent in its sole discretion.

"Cardinal Security Agreement" shall mean that certain Subordinated Security Agreement dated as of the Sixth Amendment Effective Date by and among Borrowers and Cardinal, and as further amended, restated, supplemented, or otherwise modified from time to time in accordance with the Cardinal Intercreditor Agreement.

"Cardinal Supply Agreement" shall mean that certain Prime Vendor Agreement dated as of April 29, 2017, among Cardinal and Borrowers, as amended by that certain Fifth Amendment to the Prime Vendor Agreement dated as of the Sixth Amendment Effective Date, and as further amended, restated, supplemented, or otherwise modified from time to time in accordance with the Cardinal Intercreditor Agreement.

"Hong Kong Documentary Letters of Credit" shall mean the documentary Letters of Credit listed on Schedule 3, including any renewals and extensions thereof.

"ISP" shall mean, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

"LC Issuer Indemnitees" shall mean LC Issuer and its officers, directors, employees, managers, Affiliates, agents, consultants, attorneys and other representatives.

"LIBOR Replacement Rate" shall have the meaning set forth in Section 2.28.

"LIBOR Scheduled Unavailability Date" shall have the meaning set forth in Section 2.28.

"PTE" shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"Sixth Amendment" shall mean that certain Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption dated as of the Sixth Amendment Effective Date, by and among Borrowers, Administrative Agent, Co-Collateral Agents and Lenders, which amends this Agreement.

"Sixth Amendment Effective Date" shall mean April 5, 2018.

(b)Amendments to Existing Definitions.

(i)Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions therein in their entirety and substituting the following in lieu thereof, respectively:

"Cardinal" shall mean, collectively, Cardinal Health 110, LLC, a Delaware limited liability company, Cardinal Health 112, LLC, a Delaware limited liability company, and any other subsidiaries and affiliates of Cardinal Health, Inc. that become parties to the Cardinal Supply Agreement.

"Cardinal Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the Sixth Amendment Effective Date among Administrative Agent and Cardinal and acknowledged by Loan Parties.

"LC Issuer" shall mean each of (i) Regions Bank or an Affiliate of Regions Bank, together with its successors and assigns, and (ii) Bank of America, N.A. or an Affiliate of Bank of America, N.A., together with its successors and assigns (including with respect to the Hong Kong Documentary Letters of Credit).

"Letter of Credit" shall mean any standby or documentary letter of credit issued by LC Issuer for the account of a Borrower and including, without limitation, each of the Existing Letters of Credit and the Hong Kong Documentary Letters of Credit.

"LIBOR" shall mean, for any Interest Period, the rate per annum obtained by dividing (x) (i) the rate per annum (rounded upward to the nearest 1/16th of 1%), determined by Administrative Agent at approximately 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period, for a term comparable to such Interest Period in Dollars, equal to the London Interbank Offered Rate as published by Reuters (or other commercially available source designated by Administrative Agent) or (ii) or in the event the rate referenced in the preceding subclause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward to the nearest 1/16 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average settlement rate for deposits with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period; by (y) the sum of 1 minus the Applicable Reserve Requirement.  Notwithstanding anything contained herein to the contrary, LIBOR shall not be less than zero.

"Material Indebtedness" shall mean (i) any Indebtedness (other than the Loans) of Parent or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding $10,000,000, (ii) any Subordinated Debt of any amount, and (iii) any Cardinal Obligations of any amount.

(ii)The definition of "Indebtedness" in Section 1.1 of the Credit Agreement is hereby amended by deleting clauses (a) and (b) thereof in its entirety and substituting the following in lieu thereof:

(a) which (i) arises in respect of borrowed money, (ii) is evidenced by bonds, notes, debentures, or similar instruments, or (iii) accrues interest or is a type upon which interest or finance charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business, including Cardinal Obligations), (b) representing the balance deferred and unpaid of the purchase price of any Property or services (other than an account payable to a trade creditor incurred in the Ordinary Course of Business of such Person and payable in accordance with customary trade practices, including Cardinal Obligations to the extent applicable),

(c)Deletion of Existing Definition.  Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Cardinal Inventory" therein in its entirety.

(d)Amendment to Section 2.12 (Fees).  Section 2.12 of the Credit Agreement is hereby amended by deleting the second sentence of clause (c) thereof in its entirety and substituting the following in lieu thereof:

Borrowers shall pay to LC Issuer, quarterly in arrears and for its own account, a fronting fee (i) with respect to Regions Bank or an Affiliate of Regions Bank acting as LC Issuer, at the rate per annum specified in the Fee Letter, (ii) with respect to Bank of America, N.A. or an Affiliate of Bank of America, N.A. acting as LC Issuer, at a rate equal to 0.125% per annum, or (iii) if applicable, at such other rate specified in any LC Document or as otherwise separately agreed among LC Issuer and Borrowers, in each case, on the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases or decreases periodically pursuant to the terms of such Letter of Credit), which fee shall be fully earned upon issuance of the Letter of Credit, and none of such fee shall be refundable, in whole or in part, regardless of any cancellation, termination, or draw upon the Letter of Credit; provided that LC Issuer may elect instead that such fronting fee be payable to it upon issuance of any such Letter of Credit.

(e)Amendment to Section 2.14 (Inability to Determine Interest Rates).  Section 2.14 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and substituting the following in lieu thereof:

(a)Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrowers) that (i) by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period or (ii) the LIBOR Scheduled Unavailability Date has occurred, or

(f)Amendments to Section 2.22 (Letter of Credit Facility).

(i)Section 2.22(a) of the Credit Agreement is hereby amended by deleting clauses (i) and (ii) thereof in their entirety and substituting the following in lieu thereof, respectively:

(i)LC Issuer shall have no obligation to issue, and LC Issuer shall not issue, any Letter of Credit unless each of the LC Conditions has been satisfied (as determined by LC Issuer and Administrative Agent).  In no event shall LC Issuer be obligated to issue, and LC Issuer shall not issue, any Letter of Credit when an Overadvance exists or would result therefrom or if, after giving effect to such issuance, the Aggregate Revolving Obligations would exceed the Aggregate Revolving Commitments.

(ii)If LC Issuer receives written notice from Administrative Agent or a Lender at least five (5) Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, LC Issuer shall have no obligation to issue, and LC Issuer shall not issue, the requested Letter of Credit (or any other Letter of Credit) until such notice is withdrawn in writing by Administrative Agent or such Lender or until the Required Lenders have waived the applicable LC Condition in accordance with this Agreement.  Before receipt of any such notice, LC Issuer shall not be deemed to have knowledge of any failure to satisfy any LC Condition.

(ii)Section 2.22(a) of the Credit Agreement is hereby amended by adding the following new clauses (v) and (vi) immediately after clause (iv) thereof:

(v)Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time (after giving effect to any permanent reduction in the stated amount of such Letter of Credit pursuant to the terms of such Letter of Credit); provided that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(vi)Unless otherwise expressly agreed by LC Issuer and Borrowers when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice, Inc., or such later version thereof as may be in effect at the time of issuance, shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each documentary Letter of Credit.

(iii)Section 2.22(b) of the Credit Agreement is hereby amended by adding the following new sentence to the beginning of clause (i) thereof:

Upon receipt from the beneficiary of any Letter of Credit of any notice of a draw under such Letter of Credit, LC Issuer shall notify Administrative Agent thereof.

(iv)Section 2.22(b) of the Credit Agreement is hereby amended by deleting the first sentence of clause (ii) thereof in its entirety and substituting the following in lieu thereof:

Upon the issuance of a Letter of Credit (or, in the case of the Hong Kong Documentary Letters of Credit, on the Sixth Amendment Effective Date), each Lender shall be deemed to have irrevocably and unconditionally purchased from LC Issuer, without recourse or warranty, an undivided interest and participation in all LC Obligations relating to such Letter of Credit in an amount equal to such Lender's Pro Rata Share thereof.

(v)Section 2.22 of the Credit Agreement is hereby amended by adding the following new clauses (d) and (e) immediately after clause (c) thereof:

(d)LC Issuer Reports to Administrative Agent.  Unless otherwise agreed by Administrative Agent, LC Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.22, provide Administrative Agent the following:

(i)on any Business Day, such information as Administrative Agent shall reasonably request as to the Letters of Credit issued by LC Issuer; and

(ii)for so long as any Letter of Credit issued by LC Issuer is outstanding, LC Issuer shall deliver to Administrative Agent (A) on the last Business Day of each calendar month and (B) on the date of any issuance, extension of the expiration date, increase in the amount, expiration, cancellation or disbursement of any Letter of Credit, a report, in form and substance satisfactory to Administrative Agent, accurately completed with information for every outstanding Letter of Credit issued by LC Issuer.

(e)References to "LC Issuer".  At any time there is more than one LC Issuer, any singular references to "LC Issuer" in this Agreement and any of the other Loan Documents shall mean any LC Issuer, each LC Issuer, the LC Issuer that has issued the applicable Letter of Credit, or all LC Issuers, as the context may require.

(g)Amendments to Section 2.23 (Defaulting Lender) and Section 2.26 (Cash Collateral).  Section 2.23 and Section 2.26 of the Credit Agreement are hereby amended by deleting all references to "Issuing Bank" and "Issuing Banks" therein in their entirety and substituting "LC Issuer" and "LC Issuers" in lieu thereof, respectively.

(h)Amendment to Article 2 (Amount and Terms of the Commitments).  Article 2 of the Credit Agreement is hereby amended by adding the following new Section 2.28 immediately after Section 2.27 thereof:

Section 2.28LIBOR Replacement Rate.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, but without limiting Section 2.14 or 2.15, if Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or Borrowers or the Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or the Required Lenders (as applicable) shall have determined (which determination likewise shall be final and conclusive and binding upon all parties hereto) that (i) the circumstances described in Section 2.14(a)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) the relevant administrator of LIBOR or a Governmental Authority having or purporting to have jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining interest rates for loans in the applicable currency (such specific date, the "LIBOR Scheduled Unavailability Date"), or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 2.28, are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace LIBOR for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by Administrative Agent or receipt by Administrative Agent of such notice, as applicable, Administrative Agent, Co-Collateral Agents and Borrowers may amend this Agreement to replace LIBOR with an alternate interest rate, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative interest rates (any such proposed rate, a "LIBOR Replacement Rate"), and make such other related changes to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent and Co-Collateral Agents, to effect the provisions of this Section 2.28 (provided that any definition of a LIBOR Replacement Rate shall specify that in no event shall such LIBOR Replacement Rate be less than zero for purposes of this Agreement), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders do not accept such amendment.  Any LIBOR Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for Administrative Agent, such LIBOR Replacement Rate shall be applied as otherwise reasonably determined by Administrative Agent (it being understood that any such modification to application by Administrative Agent made as so determined shall not require the consent of, or consultation with, any of Lenders).  For the avoidance of doubt, the parties hereto agree that unless and until a LIBOR Replacement Rate is determined and an amendment to this Agreement is entered into to effect the provisions of this Section 2.28, if the circumstances under Section 2.14 or 2.15 exist, the provisions of Section 2.14 or 2.15, respectively, shall apply.

(i)Amendment to Section 7.2 (Liens).  Section 7.2 of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety and substituting the following in lieu thereof:

(f)Liens in favor of Cardinal securing the Cardinal Obligations so long as such Liens are subject to the Cardinal Intercreditor Agreement;

(j)Amendment to Section 7.3 (Fundamental Changes).  Section 7.3 of the Credit Agreement is hereby amended by adding the following sentence immediately after the "." set forth therein:

Notwithstanding anything to the contrary set forth herein, to the extent Secured Parties would otherwise be required to release any Loan Party hereunder, any such requirement also shall be subject to Cardinal's concurrent release of such Loan Party from all obligations of Loan Parties to Cardinal.

(k)Amendment to Section 8.1 (Events of Default).  Section 8.1 of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety and substituting the following in lieu thereof:

(f)(i) Parent or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail (x) to make any payment on the Cardinal Obligations when due, subject to any applicable grace periods provided with respect thereto, or (y) to pay any principal or interest on any other Material Indebtedness as the same shall become due and payable upon a default being declared thereunder, (ii) an "Event of Default" under (and as defined in) the Cardinal Security Agreement shall occur, (iii) a material breach by a Borrower under the Cardinal Supply Agreement shall occur and such breach is not cured within forty-five days, or (iv) any other event or condition shall occur which enables Cardinal to take any remedies with respect to the Cardinal Obligations; or

(l)Amendment to Article 10 (Miscellaneous).  Article 10 of the Credit Agreement is hereby amended by adding the following new Section 10.17 immediately after Section 10.16 thereof:

Section 10.17Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using "plan assets" (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with such Lender's entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement; or

(iii)(A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform in respect of any Loans, Letters of Credit and Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement.

(b) In addition, unless clause (i) of Section 10.17(a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that:

(i)none of Administrative Agent, Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto);

(ii)the Person making the investment decision on behalf of such Lender with respect to its entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement is independent (within the meaning of 29 CFR §2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or any other person that has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR §2510.3-21(c)(1)(i)(A)-(E);

(iii)the Person making the investment decision on behalf of such Lender with respect to its entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies;

(iv)the Person making the investment decision on behalf of such Lender with respect to its entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to any Loans, Letters of Credit and Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)no fee or other compensation is being paid by such Lender or any Person making the investment decision on behalf of such Lender directly to Administrative Agent, Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with such Lender's entrance into, participation in, administration of and performance in respect of any Loans, Letters of Credit and Commitments and this Agreement.

(c)Administrative Agent and Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to any Loans, Letters of Credit and Commitments and this Agreement, (ii) may recognize a gain if it extended any Loans, Letters of Credit or Commitments for an amount less than the amount being paid for an interest in such Loans, Letters of Credit or Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the other Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker's acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(m)Addition of New Schedule to Credit Agreement.  The Credit Agreement is hereby amended by adding Schedule 3 attached to this Amendment as a new Schedule 3 to the Credit Agreement in appropriate numerical order.

SECTION 4.Conditions Precedent. This Amendment shall become effective only upon satisfaction of the following conditions precedent, as determined by Administrative Agent in its discretion:

(a)Administrative Agent shall have received this Amendment, duly executed and delivered by Borrowers, Co-Collateral Agents and Lenders;

(b)Administrative Agent shall have received an amendment to the Fee Letter, in form and substance satisfactory to Administrative Agent, duly executed and delivered by Borrowers;

(c)Administrative Agent shall have received a certificate, in form and substance satisfactory to Administrative Agent, attaching true, correct and complete copies of all articles of merger, agreements and plans of merger, and other documents filed or executed in connection with the Migratory Merger and shall have approved all material terms thereof;

(d)Administrative Agent shall have received a written opinion of legal counsel to Loan Parties, in form and substance satisfactory to Administrative Agent;

(e)Administrative Agent shall have received the Cardinal Intercreditor Agreement, in form and substance satisfactory to Administrative Agent, duly executed and delivered by Cardinal and Borrowers;

(f)Administrative Agent shall have received a certificate, in form and substance satisfactory to it, attaching true, correct and complete copies of the Cardinal Supply Agreement (including the Fifth Amendment to the Prime Vendor Agreement thereto), the security agreement with respect thereto, and any other material documents, instruments, certificates and agreements delivered in connection therewith; and

(g)Administrative Agent shall have received all other documents, instruments, certificates and agreements (if any) as Administrative Agent shall have reasonably requested in connection with the foregoing, each in form and substance satisfactory to Administrative Agent.

SECTION 5.Post-Closing Covenants.

(a)On or before May 30, 2018 (or such later date as agreed to by Co-Collateral Agents in writing in their respective sole discretion), Borrowers shall deliver to Administrative Agent (i) a duly executed Collateral Disclosure Certificate, after giving effect to the Migratory Merger and in form and substance satisfactory to Administrative Agent, and (ii) supplements to Schedules 4.19 and 4.20 to the Credit Agreement and Schedules 1 and 2 to the Security Agreement to the extent required by Section 9(ii) of the Security Agreement.

(b)On or before May 30, 2018 (or such later date as agreed to by Co-Collateral Agents in writing in their respective sole discretion), Borrowers shall deliver to Administrative Agent (i) evidence that the Migratory Merger and the assignment of all intellectual property of the Predecessor Borrower to the Surviving Borrower has been made of record in the United States Patent and Trademark Office and the United States Copyright Office and (ii) duly executed intellectual property security agreements, in form and substance satisfactory to Administrative Agent, with respect to such intellectual property.

(c)On or before June 29, 2018 (or such later date as agreed to by Co-Collateral Agents in writing in their respective sole discretion), Borrowers shall deliver to Administrative Agent good standing certificates for the Surviving Borrower issued by the Secretary of State or other appropriate official of each jurisdiction where the Surviving Borrower's business activities or ownership of Property necessitates qualification.

(d)On or before May 30, 2018 (or such later date as agreed to by Co-Collateral Agents in writing in their respective sole discretion), Borrowers shall deliver to Administrative Agent certificates of insurance for the insurance policies carried by Loan Parties, reflecting the Migratory Merger.

(e)On or before July 31, 2018 (or such later date as agreed to by Co-Collateral Agents in writing in their respective sole discretion), Borrowers shall deliver to Administrative Agent evidence that all consents, approvals and waivers of all Persons required in connection with the consummation of the Migratory Merger (including with respect to any leases) have been obtained and are in full force and effect.

SECTION 6.Miscellaneous Terms.

(a)Loan Document. For avoidance of doubt, the parties hereto hereby acknowledge and agree that this Amendment is a Loan Document.

(b)Effect of Amendment. All amendments set forth herein shall become effective as of the Sixth Amendment Effective Date. Except as otherwise may be set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers. Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective application only from and after the Sixth Amendment Effective Date.

(c)No Novation or Mutual Departure. Borrowers expressly acknowledge and agree that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the limited amendments contained in Section 3 above, and (ii) nothing in this Amendment shall affect or limit Administrative Agent's or Lenders' right to demand payment of liabilities owing from Borrowers to Administrative Agent or Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d)[Reserved].

(e)[Reserved].

(f)Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Amendment may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Amendment.

(g)Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation's Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile, telecopy, or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

(h)Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(i)Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the amendments and other agreements among the parties hereto evidenced hereby.

(j)Further Assurances. Each Borrower agrees to take, at such Borrower's expense, such further actions as Administrative Agent shall reasonably request from time to time to evidence the Migratory Merger, the amendments and other agreements set forth herein and the transactions contemplated hereby.

(k)Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to any conflict of law principles or other rule of law which would cause the application of the law of any jurisdiction other than the laws of the State of Georgia (but giving effect to federal laws relating to national banks).

(l)Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

1)

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered under seal by its duly authorized officer or other representative as of the day and year first above written.

BORROWERS:

FRED'S, INC., a Tennessee corporation,

as "Borrower Agent" and a "Borrower"

By: /s/ Michael K. Bloom

Name:Michael K. Bloom

Title: President and Chief Executive Officer

[CORPORATE SEAL]

FRED'S STORES OF TENNESSEE, INC.,
a Delaware corporation, as a "Borrower" and
the "Surviving Borrower"

By: /s/ Michael K. Bloom

Name:Michael K. Bloom

Title: President and Chief Executive Officer

[CORPORATE SEAL]

FRED'S DOLLAR STORE OF MCCOMB, INC.,
a Mississippi corporation, as a "Borrower"

By: /s/ Michael K. Bloom

Name:Michael K. Bloom

Title: President and Chief Executive Officer

[CORPORATE SEAL]

NATIONAL PHARMACEUTICAL NETWORK, INC., a Florida corporation, as a "Borrower"

By: /s/ Michael K. Bloom

Name:Michael K. Bloom

Title: President and Chief Executive Officer

[CORPORATE SEAL]

Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption (Fred's)

BORROWERS:

REEVES-SAIN DRUG STORE, INC.,
a Tennessee corporation, as a "Borrower"

By: /s/ Michael K. Bloom

Name:Michael K. Bloom

Title: President and Chief Executive Officer

[CORPORATE SEAL]

Section 1.1.

Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption (Fred's)

ADMINISTRATIVE AGENT:

REGIONS BANK, as "Administrative Agent"

By: /s/ Louis Alexander

Name:Louis Alexander

Title: Managing Director

[Signatures continue on following pages.]

Section 1.1.

Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption (Fred's)

CO-COLLATERAL AGENTS:

REGIONS BANK, as "Co-Collateral Agent"

By: /s/ Louis Alexander

Name:Louis Alexander

Title: Managing Director

[Signatures continue on following pages.]

Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption (Fred's)

CO-COLLATERAL AGENTS:

BANK OF AMERICA, N.A., as "Co-Collateral Agent"

By: /s/ Roger Malouf

Name:Roger Malouf

Title:Director

[Signatures continue on following pages.]

Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption (Fred's)

LENDERS:

REGIONS BANK

By: /s/ Louis Alexander

Name:Louis Alexander

Title: Managing Director

[Signatures continue on following page.]

Section 0.0.

Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption (Fred's)

LENDERS:

BANK OF AMERICA, N.A.

By: /s/ Roger Malouf

Name:Roger Malouf

Title:Director

Sixth Amendment to Credit Agreement and Ratification, Reaffirmation and Assumption (Fred's)

ANNEX I

Description of Migratory Merger

(a)Fred's Stores of Tennessee, Inc., a Delaware corporation (the "Surviving Borrower"), was organized (but did not issue any shares) in the State of Delaware; and

(b)the Predecessor Borrower merged with and into the Surviving Borrower, with the Surviving Borrower as the surviving Person.

SCHEDULE 3
to Credit Agreement

Hong Kong Documentary Letters of Credit

Reference No.	Issue Date	Maturity Date	Face Amount	Beneficiary Name
IM011391/17	12/19/2017	03/31/2018	$107,275.40	Hasbro International Trading B.V.
IM016198/18	01/12/2018	03/01/2018	$98,508.92	Spin Master Toys Far East Limited
IM018996/18	01/26/2018	03/31/2018	$15,668.70	Mattel Direct Import, Inc.
IM021034/18	02/07/2018	03/31/2018	$13,420.16	Mattel Direct Import, Inc.
IM023469/18	02/22/2018	03/31/2018	$19,916.58	Vtech Electronics Ltd.
IM024496/18	02/28/2018	03/30/2018	$11,988.00	Spin Master Toys Far East
IM024665/18	03/01/2018	03/31/2018	$4,538.40	May Cheong Toy Products Fty Ltd.
IM025094/18	03/05/2018	03/24/2018	$131,292.00	Wowwee Group Limited